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                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Independent Auditors" and to the use of our reports dated February 7, 1997, to the financial statements of Security Benefit Life Insurance Company and the financial statements of Variable Annuity Account VIII included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Variflex LS Variable Annuity.



                                                               Ernst & Young LLP

Kansas City, Missouri
April 24, 1997